SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

TONGXIN INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	001-34119 (Commission File No.)	(IRS Employer Identification No.)

Hunan Tongxin, Jiangbei Town, Changsha County, Hunan Province, 410135, China
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 073186264578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Tongxin International Announces Independent Outside Directors

CHANGSHA, China, August 24, 2018 – The board of directors (the “Board”) of Tongxin International Limited (the “Company”) is pleased to announce that Mr. Zhang Wenhui (“Mr. Zhang”), and Mr. Yu Gan (“Mr. Yu”) have been appointed as Independent Outside Director s with effect from August 14, 2018.

Zhang Wenhui currently serves as the Board Chairman of Hunan Xing Ze electromechanical Equipment Engineering Co., Ltd. and Changsha Yuanyang Automobile Parts Co., ltd. For almost thirty years, Mr. Zhang specializes his career in Mechanical Engineering field. Mr. Zhang holds a B.S. degree in Engineering from Hunan University, China.

Yu Gan currently is the deputy general manager of Hunan Hong Xiang New Energy Development Investment Co., Ltd. Mr. Yu has been an executive position since 1996 in automobile industry. Mr. Yu is also a PhD student in University.

The Board would like to take this opportunity to extend the warmest welcome to Messrs. Zhang, and Yu in joining the Company as Independent Outside Directors.

About Tongxin International Ltd. Tongxin International Ltd., the largest independent supplier of EVBS in China, is capable of providing EVBS for both the commercial truck and light vehicle market segments. The Company also designs, fabricates and tests dies used in the vehicle body structure manufacturing process. EVBS consists of exterior body panels including doors, floor pans, hoods, side panels and fenders. Tongxin International Ltd. maintains a network of over 130 customers throughout 21 provinces in China. Headquartered in Changsha, the Company also maintains regional manufacturing in Ziyang and Zhucheng. For more information, please visit www.txicint.com or www.hntx.com.

Forward-Looking Statements Statement contained in this press release, which are not historical fact, constitute Forward-Looking Statements. Actual results may differ materially due to numerous important factors that are described in Tongxin International Ltd.'s reports to the SEC, which may be revised or supplemented in subsequent reports to the SEC. Such factors include, among others, the cost and timing of implementing restructuring actions, the Company's ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Tongxin International Ltd. does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated August 24, 2018 of Tongxin International Announces Independent Outside Directors.